Exhibit 10.19.1

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

The existing Employment Agreement dated January 1, 1998 (as modified by the first amendment dated February 16, 1999) by and between Meritage Corporation (formerly Monterey Homes Corporation) and Larry W. Seay is hereby amended as of this 13th day of July, 2000, as follows:

     The term of the agreement stated in paragraph 2 shall be extended for an additional year to January 1, 2002.

     The annual salary noted in paragraph 4 and Exhibit A shall be increased to $175,000.

     The potential bonus noted in Exhibit A shall be established at approximately $125,000 (providing a total annual target cash compensation of approximately $300,000).

In witness whereof, the parties hereto have duly executed the Amendment to Employment Agreement or caused this Amendment to be duly executed on their respective behalf, by their respective officer thereunto duly authorized, all as of the day and year first above written.


                                        MERITAGE CORPORATION,
                                        a Maryland corporation



                                        By: /s/ STEVEN J. HILTON
                                            ------------------------------------
                                        Name: Steven J. Hilton
                                              ----------------------------------
                                        Its: Co-Chairman & CEO
                                             -----------------------------------


                                        /s/ LARRY W. SEAY
                                        ----------------------------------------
                                        Larry W. Seay